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                            TRANSFER AGENCY AGREEMENT

                              AMENDMENT NUMBER SIX

          THIS AGREEMENT is made as of the 14th day of May, 1993 by and between DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation (the "Fund"), and PFPC INC., formerly "Provident Financial Processing Corporation" ("PFPC"), a Delaware corporation, which is an indirect wholly-owned subsidiary of PNC Financial Corp.

                              W I T N E S S E T H :

          WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and
          WHEREAS, the Fund has retained PFPC to provide certain transfer agency services pursuant to a Transfer Agency Agreement dated as of June 19, 1989 and amended on February 26, 1990, September 24, 1990, April 2, 1991, March 6, 1992 and September 21, 1992 (the "Agreement") which, as of the date hereof, is in full force and effect; and

          WHEREAS, PFPC presently provides such services to six of the seven Portfolios of the Fund that were in existence on June 19, 1989, the Portfolio added on February 26, 1990, the two Portfolios added on September 24, 1990, the two Portfolios added on April 2, 1991, the Portfolio added on March 6, 1992 and the three Portfolios


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added on September 21, 1992; and

          WHEREAS, the Fund has since organized one new Portfolio, designated the "DFA International High Book to Market Portfolio" (the "New Portfolio"), and the parties hereto desire that PFPC shall provide the New Portfolio with the same services that PFPC provides to the other fifteen Portfolios of the Fund pursuant to the Agreement; and

          WHEREAS, Section 1 of the Agreement provides that PFPC shall provide such services to any Portfolio organized by the Fund after the date of the Agreement as agreed to in writing by PFPC and the Fund.

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound, the parties hereto agree as follows:

          1.   The Fund has delivered to PFPC copies of:

               (a) Post-Effective Amendment Number 27 of the registration statement of the Fund, as effective with the U.S. Securities and Exchange Commission on May 14, 1993, wherein the New Portfolio is described;

               (b) The exhibits to such post-effective amendment consisting of the form of investment advisory and client service agent agreements and specimen stock certificate, all of which pertain to the New Portfolio; and

               (c) Amendment Number Six dated May 14, 1993 of the Administration and Accounting Services Agreement between the


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parties dated as of June 19, 1989.

               2.   The Agreement hereby is amended effective May 14, 1993 by:

               (a) adding the following sentence immediately after the third sentence of Section 1 therein, "As of May 14, 1993, the Fund delivered to PFPC a Prospectus dated May 14, 1993 wherein a new class of Fund shares designated the "DFA International High Book to Market Portfolio" is described and the parties agree that the terms of this Agreement shall apply to the sixteen Portfolios described in such Prospectus.";

               (b) adding the following words, "and as amended May 14, 1993" after the words, "as amended September 21, 1992" in Section 2(k);

               (c) deleting the following words, "September 21, 1992" and inserting in lieu thereof, "May 14, 1993" in Section 5(d);

               (d) deleting the following words, "September 21, 1992", where they appear in Section 7 and inserting in lieu thereof, "May 14, 1993"; and

               (e) adding a new sentence immediately following the third sentence of Section 19 as follows: "The foregoing provisions of this Section 19 notwithstanding, this Agreement with respect to the DFA International High Book to Market Portfolio may be terminated by either party upon not less than 180 days prior written notice to the other party."


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               3.   The Fee Schedules of PFPC applicable to the New Portfolio
shall be as agreed in writing from time to time.

               4. In all other respects the Agreement shall remain unchanged and in full force and effect.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number Six to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.


                         DFA INVESTMENT DIMENSIONS GROUP INC.

                         By: /s/ Irene R. Diamant
                            -----------------------------------------------
                             Vice President


                         PFPC INC.

                         By: /s/ Joseph Gramlich
                            -----------------------------------------------



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